Nixon Peabody LLP

100 Summer Street
Boston, Massachusetts 02110-2131

September 26, 2011

ThermoEnergy Corporation
10 New Bond Street
Worcester, Massachusetts 01606

Ladies and Gentlemen:

We have acted as counsel to ThermoEnergy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-175227) (as amended and as may subsequently be amended or supplemented from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) relating to the offer and sale of 54,166,684 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), by selling stockholder identified in the registration Statement (the “Selling Stockholders”), 19,833,340 of which Shares (the “Conversion Shares”) are issuable to the Selling Stockholders upon conversion of an aggregate of 1,983,334 shares (the “Series B Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.01 per shares (the “Series B Stock”) and 34,333,344 of which Shares (the “Warrant Shares”) are issuable to the Selling Stockholders upon exercise of Common Stock Purchase Warrants (the “Warrants”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In connection herewith, we have examined:

(i)	the Registration Statement and the prospectus contained in the Registration Statement;

(ii)
the Certificate of Incorporation of the Company, as amended to date, including the Description of the Series B Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009, as amended to date (the “Series B Terms”); and

(iii)	the Warrants.

We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

ThermoEnergy Corporation
September 26, 2011

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company or its subsidiaries or representatives of the Company or its subsidiaries.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or its subsidiaries or from representatives of the Company or its subsidiaries and we do not opine as to the accuracy of any such factual matters.  We also have relied, without investigation, upon certificates and other documents from public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Our opinions set forth herein are based, as to matters of law, solely on the corporation laws of the State of Delaware.  As used herein, the term “corporate laws of the State of Delaware” includes (i) the statutory provisions of the Delaware General Corporation Law, as amended, (ii) all applicable provisions of the Delaware Constitution and (iii) reported judicial decisions interpreting the foregoing.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, we are of the opinion that:

(1)
The Conversion Shares have been duly authorized by all necessary corporate action of the Company and will, when issued upon conversion of the Series B Shares in accordance with the Series B Terms, be validly issued, fully paid and non-assessable.

(2)
The Warrant Shares have been duly authorized by all necessary corporate action of the Company and will, when issued and sold upon exercise of the Warrants in accordance with the terms of the Warrants, and when payment therefore has been received by the Company, be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus.  By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody llp